Exhibit 5.1

April 10, 2024

Eyenovia, Inc.

295 Madison Avenue, Suite 2400

New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to Eyenovia, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 3,223,726 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to those certain Securities Purchase Agreements (the “Agreements”), dated April 8, 2024, by and between the Company and the purchasers named on the signature pages thereto (the “Purchasers”). The offer and sale of the Shares are being registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-261638), which was filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2021 (the “Registration Statement”).

We have reviewed the Agreement, the Registration Statement and the prospectus, dated December 14, 2021, as supplemented by a prospectus supplement with respect to the offer and sale of the Shares, as filed with the SEC on April 9, 2024. We have also reviewed the notice of the Registration Statement’s effectiveness, dated December 23, 2021, posted on the website of the SEC at www.sec.gov, and such other corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Company will comply with applicable notice requirements regarding uncertificated shares provided under the Delaware General Corporation Law with respect to the Shares. We have assumed further the accuracy of the representations of the Company, and compliance by the Company with the covenants, set forth in the Agreements. We have assumed that the Shares have been duly registered on the books of the transfer agent and registrar of the Common Stock in the name and on behalf of the Purchasers. We have assumed further that the Agreements have been duly authorized, executed and delivered by the Purchasers; and that the Agreements will constitute the valid and binding obligations of the Purchasers, enforceable against the Purchasers in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. We have assumed further that the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued and sold by the Company pursuant to the terms of the Agreements and upon receipt by the Company of full payment therefor in accordance with the Agreements, will be validly issued, fully paid and non-assessable.

We are members of the bars of the Commonwealth of Massachusetts and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof related to the offering of the Shares. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus supplement constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Eyenovia, Inc.

April 10, 2024

Very truly yours,

/s/ Covington & Burling LLP